                       MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER BARBER, SENIOR FINANCIAL ANALYST, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS FIRST QUARTER 2003
                           NET INCOME OF $2.8 MILLION

               BOARD NAMES KAREN M. SPAUN, CHIEF FINANCIAL OFFICER
                 AND GREGORY L. WILDE, EXECUTIVE VICE PRESIDENT
            MEADOWBROOK ADOPTS SFAS 148 - EXPENSING OF STOCK OPTIONS

                              SOUTHFIELD, MICHIGAN
                                   MAY 8, 2003

First Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended March 31, 2003 grew over 200% to $2.8 million, or $0.09 per share, compared to $910,000, or $0.11 per share in 2002. The improvement in net income reflects an increase in fee-for-service revenue, a reduction in interest expense, and overall expense improvements. As a result of the new equity offering in June 2002, the diluted weighted average common shares outstanding increased to 29,510,681 for the quarter ended March 31, 2003, from 8,512,194 for the same period in 2002.

"We are pleased by the progress we are making in growing our bottom line profit. We are on track with our plan to leverage our fixed costs, while maintaining underwriting discipline and focusing on growing our existing profitable programs," commented Meadowbrook's President and Chief Executive Officer Robert
S. Cubbin.

During the first quarter of 2003, gross written premium increased $11.3 million, or 19.6%, to $68.8 million, from $57.5 million in the comparable period in 2002. This increase reflects the anticipated growth from premium rate increases, conversion of existing controlled programs to the Company's own insurance company subsidiaries and the result of the previously announced renewal rights contract in Missouri. The decline in gross written premium in 2002 included planned reductions to reduce leverage ratios. The prior year reduction in gross written premium is now reflected in reduced revenue and premium earned in the current quarter.

PRESS RELEASE                                                             PAGE 2
--------------------------------------------------------------------------------

Revenues:

Revenues decreased $6.7 million, or 13.1 %, to $44.3 million in the first quarter of 2003 from $51.0 million for the comparable period in 2002.

Net earned premium decreased $11.3 million, or 29.2%, to $27.4 million in the first quarter of 2003, from $38.7 million during the same period of 2002. The decreases reflect the planned reduction in premium from programs previously discontinued, partially offset by the elimination of the surplus relief treaty, in which a portion of the 2002 net earned premium was ceded to an "A+" rated reinsurer.

Net commissions and fees increased $4.4 million, or 49.0%, to $13.4 million in the first quarter of 2003, from $9.0 million during the same period of 2002. This increase includes $4.7 million from new fee-for-service contracts.

Expenses:

Incurred losses decreased $7.3 million, or 29.7%, to $17.2 million in the first quarter of 2003, from $24.5 million in the comparable period of 2002. The first quarter 2003 loss and loss adjustment expense ratio was 69.0%. This includes a calendar quarter loss and allocated adjustment expense ratio of 61.7% and an unallocated claims handling expense (ULAE) ratio of 7.3%. This compares to the 2002 loss and loss adjustment expense ratio of 67.4%, which included a calendar quarter loss and allocated expense ratio of 63.2%, and an unallocated claims handling expense (ULAE) ratio of 4.2%. The current quarter's loss ratio was affected by an increase in the unallocated claims handling expenses (ULAE) of $2.1 million paid in the first quarter of 2003. This increase was a result of the growth in gross written premium in the first quarter of 2003, compared to the decline in gross written premium in 2002. Also impacting the loss ratio was an increase in losses related to the Company's mandatory participation in residual market pools.

Commenting on the first quarter loss ratio, Mr. Cubbin stated: "The temporary increase in our loss ratio is the anomalous result of the growth of gross written premium and the decline of net earned premium (Resulting from the planned premium reductions in 2002). In calculating our calendar quarter loss ratio, unallocated claims expenses are paid based upon gross written premium while the dollar amount paid is compared to net earned premium. As net earned premium increases in future quarters, the impact on the loss ratio calculation will lessen and the loss ratio should decline accordingly."

Salaries and employee benefits for the first quarter of 2003 increased $2.3 million, or 24.1 %, to $11.9 million, from $9.6 million in the first quarter of 2002, due primarily to increases in staff related to new fee-for-service contracts.

Policy acquisition and other underwriting expenses decreased $5.2 million, or 58.2%, to $3.8 million in the first quarter of 2003, from $9.0 million in the comparable period in 2002. The GAAP expense ratio was 36.5% in the first quarter of 2003, compared to 37.8% in the first quarter of 2002. Reductions in overall outside commission expense and guaranty fund assessments had a favorable impact in the first quarter of 2003.

PRESS RELEASE                                                             PAGE 3
--------------------------------------------------------------------------------

Other administrative expenses in the first quarter of 2003 were $7.1 million, an increase of $1.7 million, or 30.8%, from $5.4 million in the comparable period in 2002, primarily related to new fee for-service contracts.

Mr. Cubbin further commented, "The fluctuations we are experiencing in gross written premium volume, ($299.1 million in 2001, $183.6 million in 2002 and $230-$235 million projected for 2003) are causing unusual values in the calculation of our loss and expense ratios. The current accident year results are more reflective of actual improvements year-over-year and are a better indication of the trends in our continuing business. Additionally, the on-going growth of our premium and fees will allow us to leverage our fixed costs and continue to reduce our overall expenses as a percentage of our revenues."

Interest expense decreased $1.0 million, or 81.0%, to $237,000 in the first quarter of 2003, from the comparable period in 2002. This reflects the decrease in average outstanding debt of $54.7 million in 2002, to $23.8 million in 2003. A decline in the effective interest rate also had a favorable impact on the interest expense during the first quarter of 2003. At March 31, 2003, the Company's debt to equity ratio was 11.7%, compared to 18.7% at December 31, 2002.


Other Matters:

On May 7, 2003, the Board of Directors elected Merton J. Segal, Chairman of the Board; Robert S. Cubbin, President and Chief Executive Officer; Gregory L. Wilde, Executive Vice President; Karen M. Spaun, Senior Vice President and Chief Financial Officer; and Michael G. Costello, Senior Vice President, General Counsel and Secretary.

During the quarter, the Board of Directors approved the adoption of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation". Stock options will be expensed using the prospective method, which expenses options granted after the beginning of the year of adoption. In the first quarter of 2003, the Company recorded compensation expense of $86,000 relating to stock options granted in 2003.

Shareholders' equity increased to $149.8 million, or $5.10 per common share, at March 31, 2003, compared to $147.4 million, or $4.98 per common share, at December 31, 2002. The increase in shareholders' equity reflects first quarter net income, share repurchases and unrealized appreciation in the investment portfolio. During the first quarter of 2003, the Company repurchased and retired 227,800 shares.

Statutory surplus was $90.5 million at March 31, 2003.

Cash flow from operations was a positive $12.8 million dollars for the first quarter of 2003 compared to cash used in operations of $6.4 million in the same period of 2002. This positive cash flow in the quarter reflects an increase in earnings, collections on reinsurance recoverables, collection of higher written premium, and upfront payments on fee-for-service contracts.

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

PRESS RELEASE                                                             PAGE 4
--------------------------------------------------------------------------------


Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                        MEADOWBROOK INSURANCE GROUP, INC.
                             FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                      UNAUDITED BALANCE SHEET INFORMATION




(IN THOUSANDS, EXCEPT PER SHARE DATA)                        MARCH 31,    DECEMBER 31,
BALANCE SHEET DATA                                             2003          2002
                                                             --------       --------
ASSETS
        Cash and invested assets                             $293,207       $286,050
        Premium & agents balances                              81,315         71,420
        Reinsurance recoverable                               199,202        202,213
        Deferred policy acquisition costs                      15,902         12,140
        Prepaid reinsurance premiums                           17,173         18,115
        Goodwill                                               28,997         28,997
        Other assets                                           56,446         55,904
                                                             --------       --------

TOTAL ASSETS                                                 $692,242       $674,839
                                                             ========       ========


LIABILITIES
        Loss and loss adjustment
                expense reserves                             $361,923       $374,933
        Unearned premium reserves                              92,153         68,678
        Debt                                                   21,035         32,497
        Other liabilities                                      67,297         51,336
                                                             --------       --------
TOTAL LIABILITIES                                             542,408        527,444

STOCKHOLDERS' EQUITY
        Common stockholders' equity                           149,834        147,395
                                                             --------       --------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $692,242       $674,839
                                                             ========       ========


BOOK VALUE PER COMMON SHARE                                  $   5.10       $   4.98

BOOK VALUE PER COMMON SHARE EXCLUDING
        UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
        SECURITIES, NET OF DEFERRED TAXES                    $   4.81       $   4.69

                       MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION


(IN THOUSANDS, EXCEPT                                                        FOR THE QUARTER
SHARE & PER SHARE DATA)                                                       ENDED MARCH 31,
SUMMARY DATA                                                             2003              2002
                                                                     -----------        ----------
        Gross premiums written                                       $    68,789        $   57,506
        Net premiums written                                              51,802            37,904

REVENUES
        Net premiums earned                                          $    27,384        $   38,657
        Commissions and fees (net)                                        13,356             8,964
        Net investment income                                              3,353             3,124
        Net capital gains                                                    205                 9
        Gain on sale of subsidiary                                             -               199
                                                                     -----------        ----------
                                        TOTAL REVENUES                    44,298            50,953

EXPENSES
        Net losses & loss adjustment expenses (1)                         17,186            24,458
        Salaries & employee benefits                                      11,932             9,613
        Interest on notes payable                                            237             1,250
        Policy acquisition and other underwriting expenses (1)             3,756             8,986
        Other administrative expenses                                      7,084             5,418
                                                                     -----------        ----------
                                        TOTAL EXPENSES                    40,195            49,725

INCOME BEFORE TAXES                                                        4,103             1,228
        Federal income tax expense                                         1,347               318
                                                                     -----------        ----------
NET INCOME                                                           $     2,756        $      910
                                                                     ===========        ==========
NET OPERATING INCOME (2)                                             $     2,621        $      773
                                                                     ===========        ==========
DILUTED EARNINGS PER COMMON SHARE
        Net income                                                   $      0.09        $     0.11
        Net operating income                                         $      0.09        $     0.09

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    29,510,681         8,512,194

GAAP RATIOS:
        Loss & LAE ratio                                                    69.0%             67.4%
        Other underwriting expense ratio                                    36.5%             37.8%
                                                                     -----------        ----------
        GAAP combined ratio                                                105.5%            105.2%
                                                                     ===========        ==========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

                       MEADOW BROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION






(In Thousands)                                                                FOR THE QUARTER
                                                                              ENDED MARCH 31,
                                                                              ---------------


                                                                            2003              2002
                                                                          --------         --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                        $ 27,384         $ 38,657

Consolidated net loss and LAE (1)                                         $ 17,186         $ 24,458
Intercompany claim fees                                                      1,720            1,609
                                                                          --------         --------
Unconsolidated net loss and LAE                                           $ 18,906         $ 26,067
                                                                          ========         ========

           GAAP loss and LAE ratio                                            69.0%           67.4%

Consolidated policy acquisition and other underwriting expenses (1)       $  3,756         $  8,986
Intercompany administrative and other underwriting fees                      6,235            5,632
                                                                          --------         --------
Unconsolidated policy acquisition and other underwriting expenses         $  9,991         $ 14,618
                                                                          ========         ========

           GAAP other underwriting expense ratio                              36.5%           37.8%

GAAP combined ratio                                                          105.5%          105.2%


                                                                             2003            2002
                                                                          --------         --------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs                                                          $ 10,362         $  5,563
Agency commissions                                                           4,147            3,638
Intersegment revenue                                                        (1,153)            (237)
                                                                          --------         --------
Net commissions and fees                                                    13,356            8,964
Intercompany commissions and fees                                            7,955            7,241
                                                                          --------         --------
Gross commissions and fees                                                $ 21,311         $ 16,205
                                                                          ========         ========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

                       MEADOWBROOK INSURANCE GROUP, INC.
                             FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION



(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)


                                                                             2001A           Q102A           Q202A
                                                                         -----------      -----------      ------------
SUMMARY DATA
    Gross premiums written                                               $   299,104      $    57,506      $     42,816
    Net premiums written                                                     186,083           37,904            40,722

INCOME STATEMENT

REVENUES
    Net premiums earned                                                  $   163,665      $    38,657      $     44,313
    Commissions and fees (net)                                                40,675            8,964             9,968
    Net Investment income                                                     14,228            3,124             3,505
    Net capital gains (losses)                                                   735                9              (310)
    (Loss) gain on sale of subsidiary                                         (1,097)             199                 -
        TOTAL REVENUES                                                       218,206           50,953            57,476

EXPENSES
    Net losses & loss adj. expenses                                          125,183           24,458            30,638
    Policy acquisition and other underwriting expenses                        31,662            8,986            10,948
    Other administrative expenses                                             22,778            5,418             6,073
    Salaries & employee benefits                                              44,179            9,613             9,235
    Gain on debt reduction                                                         -                -              (359)
    Interest on notes payable                                                  4,516            1,250               874
                                                                         -----------      -----------      ------------
        TOTAL EXPENSES                                                       228,318           49,725            57,409

PRETAX (LOSS) INCOME                                                         (10,112)           1,228                67
    Federal income tax (benefit) expense                                      (3,602)             318               (55)
                                                                         -----------      -----------      ------------
NET (LOSS) INCOME                                                        $    (6,510)     $       910      $        122
    Net realized capital (loss) gain, net of tax                                (239)             138              (205)
                                                                         -----------      -----------      ------------
OPERATING (LOSS) INCOME                                                  $    (6,271)     $       772      $        327
                                                                         ===========      ===========      ============

    Weighted average common shares outstanding                             8,512,186        8,517,861        13,902,073
    Shares O/S at end of the period                                        8,512,194        8,512,194        29,787,194

PER SHARE DATA (DILUTED)
    Net (loss) income                                                    $     (0.76)     $      0.11      $       0.01
    Net realized capital (loss) gain, net of tax                         $     (0.02)     $      0.02      $      (0.01)
    Operating (loss) income                                              $     (0.74)     $      0.09      $       0.02
                                                                         -----------      -----------      ------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                           81.1%            67.4%             72.6%
GAAP Expense ratio                                                              36.0%            37.8%             35.8%
                                                                         -----------      -----------      ------------
GAAP COMBINED RATIO                                                            117.1%           105.2%            108.4%
                                                                         ===========      ===========      ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                       $   163,665      $    38,657      $     44,313

Consolidated net loss and LAE                                            $   125,183      $    24,458      $     30,638
Intercompany claim fees                                                        7,520            1,609             1,521
                                                                         -----------      -----------      ------------
Unconsolidated net loss and LAE                                          $   132,703      $    26,067      $     32,159
                                                                         ===========      ===========      ============
        GAAP NET LOSS AND LAE RATIO                                             81.1%            67.4%             72.6%

Consolidated Policy acquisition and other underwriting expenses          $    31,662      $     8,986      $     10,948
Intercompany administrative and other underwriting fees                       27,309            5,632             4,938
                                                                         -----------      -----------      ------------
Unconsolidated policy acquisition and other underwriting expenses        $    58,971      $    14,618      $     15,886
                                                                         ===========      ===========      ============
        GAAP EXPENSE RATIO                                                      36.0%            37.8%             35.8%

GAAP COMBINED RATIO                                                            117.1%           105.2%            108.4%
                                                                         ===========      ===========      ============
                                                                         ===========      ===========      ============

UNCONSOLIDATED COMMISSIONS & FEES
    Managed programs                                                     $    25,471      $     5,563      $      6,088
    Agency commissions                                                        15,706            3,638             3,976
    Intersegment commissions and fees                                           (502)            (237)              (96)
                                                                         -----------      -----------      ------------
    Net Commissions and fees                                                  40,675            8,964             9,968
    Intercompany commissions and fees                                         34,829            7,241             6,459
                                                                         -----------      -----------      ------------
    Gross commissions and fees                                           $    75,504      $    16,205      $     16,427
                                                                         ===========      ===========      ============

                                                                        Q302A          Q402A             2002A           Q103A
                                                                     ------------    ------------    ------------    ------------
SUMMARY DATA
    Gross premiums written                                           $     40,591    $     42,724    $    183,637    $     68,789
    Net premiums written                                                   29,838          31,331         139,795          51,802

INCOME STATEMENT

REVENUES
    Net premiums earned                                              $     31,340    $     31,073    $    145,383    $     27,384
    Commissions and fees (net)                                              8,654           9,995          37,581          13,356
    Net Investment income                                                   3,751           3,578          13,958           3,353
    Net capital gains (losses)                                                626             341             666             205
    (Loss) gain on sale of subsidiary                                           -               -             199               -
                                                                     ------------    ------------    ------------    ------------
        TOTAL REVENUES                                                     44,371          44,987         197,787          44,298

EXPENSES
    Net losses & loss adj. expenses                                        24,639          18,999          98,734          17,186
    Policy acquisition and other underwriting expenses                      6,945           6,756          33,635           3,756
    Other administrative expenses                                           5,977           5,548          23,016           7,084
    Salaries & employee benefits                                            9,130           9,681          37,659          11,932
    Gain on debt reduction                                                      -               -            (359)              -
    Interest on notes payable                                                 582             315           3,021             237
                                                                     ------------    ------------    ------------    ------------
        TOTAL EXPENSES                                                     47,273          41,299         195,706          40,195

PRETAX (LOSS) INCOME                                                       (2,902)          3,688           2,081           4,103
    Federal income tax (benefit) expense                                   (1,011)          1,179             431           1,347
                                                                     ------------    ------------    ------------    ------------
NET (LOSS) INCOME                                                    $     (1,891)   $      2,509    $      1,650    $      2,756
    Net realized capital (loss) gain, net of tax                              413             225             571             135
                                                                     ------------    ------------    ------------    ------------
OPERATING (LOSS) INCOME                                              $     (2,304)   $      2,284    $      1,079    $      2,621
                                                                     ============    ============    ============    ============

    Weighted average common shares outstanding                         29,785,580      29,644,402      20,543,878      29,510,681
    Shares O/S at end of the period                                    29,744,894      29,591,494      29,591,494      29,363,694

PER SHARE DATA (DILUTED)
    Net (loss) income                                                $      (0.06)   $       0.08    $       0.08    $       0.09
    Net realized capital (loss) gain, net of tax                     $       0.02    $       0.00    $       0.03    $       0.00
    Operating (loss) income                                          $      (0.08)   $       0.08    $       0.05    $       0.09
                                                                     ------------    ------------    ------------    ------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                        83.3%           66.1%           72.1%           69.0%
GAAP Expense ratio                                                           36.2%           36.1%           36.5%           36.5%
                                                                     ------------    ------------    ------------    ------------
GAAP COMBINED RATIO                                                         119.5%          102.2%          108.6%          105.5%
                                                                     ============    ============    ============    ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                   $     31,340    $     31,073    $    145,383    $     27,384

Consolidated net loss and LAE                                        $     24,639    $     18,999    $     98,734    $     17,186
Intercompany claim fees                                                     1,474           1,550           6,154           1,720
                                                                     ------------    ------------    ------------    ------------
Unconsolidated net loss and LAE                                      $     26,113    $     20,549    $    104,888    $     18,906
                                                                     ============    ============    ============    ============
        GAAP NET LOSS AND LAE RATIO                                          83.3%           66.1%           72.1%           69.0%

Consolidated Policy acquisition and other underwriting expenses      $      6,945    $      6,756    $     33,635    $      3,756
Intercompany administrative and other underwriting fees                     4,409           4,466          19,445           6,235
                                                                     ------------    ------------    ------------    ------------
Unconsolidated policy acquisition and other underwriting expenses    $     11,354    $     11,222    $     53,080    $      9,991
                                                                     ============    ============    ============    ============
        GAAP EXPENSE RATIO                                                   36.2%           36.1%           36.5%           36.5%

GAAP COMBINED RATIO                                                         119.5%          102.2%          108.6%          105.5%
                                                                     ============    ============    ============    ============
                                                                     ============    ============    ============    ============

UNCONSOLIDATED COMMISSIONS & FEES
    Managed programs                                                 $      5,587    $      6,498    $     23,736    $     10,362
    Agency commissions                                                      3,113           3,603          14,330           4,147
    Intersegment commissions and fees                                         (46)           (106)           (485)         (1,153)
                                                                     ------------    ------------    ------------    ------------
    Net Commissions and fees                                                8,654           9,995          37,581          13,356
    Intercompany commissions and fees                                       5,883           6,016          25,599           7,955
                                                                     ------------    ------------    ------------    ------------
    Gross commissions and fees                                       $     14,537    $     16,011    $     63,180    $     21,311
                                                                     ============    ============    ============    ============